Exhibit (a)(1)(E)

SUPPLEMENT NO. 1,

DATED MARCH 18, 2010,

TO THE OFFER DOCUMENTS

INTERNATIONAL COAL GROUP, INC.

Offer to Purchase Any and All of Its Outstanding

9.00% Convertible Senior Notes due 2012

(CUSIP Nos. 45928HAD8, 45928HAE6)

This Supplement No. 1, dated March 18, 2010, relates to the offer by International Coal Group, Inc., a Delaware corporation (the “Company”), to purchase for cash any and all of its outstanding 9.00% Convertible Senior Notes due 2012 (the “Convertible Notes”) upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 8, 2010 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer Documents”).

The amendments to the Offer Documents set forth below (i) clarify that holders of Convertible Notes under CUSIP Nos. 45928HAD8 and 45928HAE6 are eligible to tender their Convertible Notes, (ii) change the Pricing Date (as defined in the Offer Documents) from April 5, 2010 to April 1, 2010 and eliminate various tender and withdrawal procedures and information deliveries that were attendant to a Pricing Date of April 5, 2010, (iii) clarify that the daily volume-weighted average price of the Company’s common stock is calculated by reference to all trades of the common stock reported on Bloomberg Financial Services during the applicable measurement period and not just trades of the common stock on the New York Stock Exchange and (iv) report the results of the Company’s concurrent offerings of convertible notes and common stock.

The Offer to Purchase is hereby amended and supplemented as follows:

•	The additional CUSIP No. 45928HAE6 is added to the cover and Page 1.

•	The second, third and fourth paragraphs under the box on the cover are deleted in their entirety and replaced with the following:

“We currently expect to fix the purchase price (the “Purchase Price”) for each $1,000 principal amount of Convertible Notes validly tendered and not validly withdrawn at or prior to the Expiration Time after 5:00 p.m., New York City time, on April 1, 2010, on the basis of the pricing formula set forth herein, and we currently expect to announce such purchase price by 9:00 a.m., New York City time, on April 2, 2010. The Purchase Price will be calculated as the sum of 98.288 times the Weighted Average Price (as defined herein), plus $745.10, subject to a minimum Purchase Price of $1,064.54 and a maximum Purchase Price of $1,359.40 per $1,000 principal amount of Convertible Notes. In addition to the Purchase Price, Holders that validly tender and do not validly withdraw their Convertible Notes at or prior to the Expiration Time will also be paid accrued and unpaid interest (“Accrued Interest”) to, but not including, the Payment Date (as defined below) on such Convertible Notes that are accepted for purchase by us. No tenders of Convertible Notes will be valid if submitted after the Expiration Time.

•	The third and fourth paragraphs on the second page of the cover are deleted in their entirety and replaced with the following:

“Our obligation to accept for purchase, and to pay for, Convertible Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is subject to certain conditions, including the Company raising (i) a minimum of $100.0 million in aggregate gross proceeds, exclusive of discounts, through the Common Stock Offering (as defined below) and (ii) a minimum of $75.0 million in aggregate gross proceeds, exclusive of discounts, through the Convertible Notes Offering (as defined below) at or prior to the Expiration Time such that we have the necessary funds to pay the Purchase Price of validly tendered and not validly withdrawn Convertible Notes, plus Accrued Interest to, but not including, the Payment Date (together, the “Refinancing Condition”). See “Conditions to the Tender Offer.” We reserve the right to waive any and all conditions to the Tender Offer at or prior to the Expiration Time.

On March 16, 2010, the Company closed a concurrent public offering of 22,371,365 shares of its common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $4.47 per share (the “Common Stock Offering”). On March 16, 2010, the Company also closed a concurrent public offering of $115.0 million aggregate principal amount of 4.00% Convertible Senior Notes due 2017 (the “New Convertible Notes”), which included the underwriters’ full exercise of their over-allotment option to purchase $15.0 million aggregate principal amount of New Convertible Notes from the Company at the public offering price, less underwriting discounts and commissions (the “Convertible Notes Offering”). We expect to use the net proceeds of the Common Stock Offering and the Convertible Notes Offering, together with cash on hand, if necessary, to purchase Convertible Notes validly tendered and not validly withdrawn pursuant to the Tender Offer and accepted for purchase by us. The closing of the Common Stock Offering and the Convertible Notes Offering satisfied the Refinancing Condition to the Tender Offer.”

•	The second paragraph under “Important” is deleted in its entirety.

•	The second row of the table under “Important” is deleted in its entirety and replaced with the following:

Pricing Date	5:00 p.m., New York City time, on April 1, 2010, unless extended by us, in which event the Pricing Date will be at least two business days prior to the Expiration Time.	The date we will determine the Purchase Price for the Convertible Notes. We will announce the Purchase Price by press release by 9:00 a.m., New York City time, on the next business day.

•	The first paragraph under “Available Information and Incorporation of Documents by Reference” is deleted in its entirety and replaced with the following:

“The SEC allows us to “incorporate by reference” into this Offer to Purchase the information that we file with the SEC, which means that we can disclose important information to Holders by referring to those documents. The information incorporated by reference is considered to be an important part of this Offer to Purchase as a legal matter. Information that we file later with the SEC will automatically update information in this Offer to Purchase. In all cases, Holders should rely on the later information over different information included in this Offer to Purchase. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act:

our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on January 29, 2010;

and our Current Reports on Form 8-K filed with the SEC on January 12, 2010 (as amended on January 13, 2010), February 23, 2010 (as amended on March 8, 2010), March 10, 2010, March 12, 2010 and March 16, 2010.”

•	The first paragraph under “Summary—Purchase Price” is deleted in its entirety and replaced with the following:

“The Purchase Price for each $1,000 principal amount of Convertible Notes validly tendered and not validly withdrawn will be calculated promptly after 5:00 p.m., New York City time, on April 1, 2010 (the “Pricing Date”), unless extended by us, in which event the Pricing Date will be at least two business days prior to the Expiration Time. The Purchase Price will be calculated as the sum of 98.288 times the Weighted Average Price, plus $745.10, subject to a minimum Purchase Price of $1,064.54 and a maximum Purchase Price of $1,359.40 per $1,000 principal amount of Convertible Notes.”

•	In the second paragraph under “Summary—Purchase Price” and the third paragraph under “Terms of the Tender Offer,” the words “on the NYSE” are deleted from the definition of “Weighted Average Price.”

•	The paragraph under “Summary—Calculation of Purchase Price” is deleted in its entirety and replaced with the following:

“We will calculate the Purchase Price on the Pricing Date and will announce the Purchase Price prior to 9:00 a.m., New York City time, on the next business day, which is expected to be April 2, 2010. Holders can obtain relevant information with respect to the purchase price on a daily basis during the Tender Offer as well as the purchase price, after its determination on the Pricing Date, by calling the Information Agent and Depositary or the Dealer Managers at their respective telephone numbers provided on the back cover of this Offer to Purchase. See “Terms of the Tender Offer.””

•	The paragraph under “Summary—Source of Funds” is deleted in its entirety and replaced with the following:

“On March 16, 2010, the Company closed the Common Stock Offering of 22,371,365 shares of Common Stock at a public offering price of $4.47 per share. On March 16, 2010, the Company also closed the Convertible Notes Offering of $115.0 million aggregate principal amount of New Convertible Notes, which included the underwriters’ full exercise of their over-allotment option to purchase $15.0 million aggregate principal amount of New Convertible Notes. We expect to use the net proceeds of the Common Stock Offering and the Convertible Notes Offering, together with cash on hand, if necessary, to fund the Purchase Price for all validly tendered and not validly withdrawn Convertible Notes. The closing of the Common Stock Offering and the Convertible Notes Offering satisfied the Refinancing Condition to the Tender Offer.”

•	The second paragraph under “Terms of the Tender Offer” is deleted in its entirety and replaced with the following:

“The Purchase Price for each $1,000 principal amount of Convertible Notes validly tendered and not validly withdrawn will be calculated after 5:00 p.m., New York City time, on the Pricing Date, as the sum of 98.288 times the Weighted Average Price, plus $745.10, per $1,000 principal amount of Convertible Notes, subject to a minimum Purchase Price of $1,064.54 and a maximum Purchase Price of $1,359.40 per $1,000 principal amount of Convertible Notes. Holders that validly tender and do not validly withdraw their Convertible Notes at or prior to the Expiration Time will be eligible to receive payment of the Purchase Price for each $1,000 principal amount of Convertible Notes accepted for purchase by us. In addition to the Purchase Price, Holders that validly tender and do not validly withdraw their Convertible Notes at or prior to the Expiration Time will also be paid Accrued Interest to, but not including, the Payment Date on Convertible Notes accepted for purchase by us.”

•	The third paragraph under “Terms of the Tender Offer—Sample Calculations of the Purchase Price” is deleted in its entirety and replaced with the following:

“Holders of Convertible Notes may obtain information on the daily volume weighted prices and closing prices with respect to our Common Stock throughout the Tender Offer by calling the Information Agent and Depositary or the Dealer Managers for the Tender Offer, at their respective telephone numbers set forth on the back cover of this Offer to Purchase. In addition, on each business day during the period to be taken into account for purposes of determining the Weighted Average Price, the Information Agent and Depositary or the Dealer Managers will provide callers with a representative purchase price with respect to the Tender Offer, calculated as if the Weighted Average Price measurement period ended on the preceding business day.”

•	The first paragraph under “Purpose of the Tender Offer” is deleted in its entirety and replaced with the following:

“The purpose of the Tender Offer is to acquire any and all of the outstanding Convertible Notes. We expect to use the net proceeds of the Common Stock Offering and the Convertible Notes Offering, together with cash on hand, if necessary, to purchase Convertible Notes validly tendered and not validly withdrawn pursuant to the Tender Offer and accepted for purchase by us. We will not be required to accept for purchase, or pay for, Convertible Notes validly tendered and not validly withdrawn pursuant to the Tender Offer if the conditions to the Tender Offer are not satisfied or waived. See “Certain Significant Considerations.””

•	The second paragraph under “Source and Amount of Funds” is deleted in its entirety and replaced with the following:

“On March 16, 2010, the Company closed the Common Stock Offering of 22,371,365 shares of Common Stock at a public offering price of $4.47 per share. On March 16, 2010, the Company also closed the Convertible Notes Offering of $115.0 million aggregate principal amount of New Convertible Notes, which included the underwriters’ full exercise of their over-allotment option to purchase $15.0 million aggregate principal amount of New Convertible Notes. We expect to use the net proceeds of the Common Stock Offering and the Convertible Notes Offering, together with cash on hand, if necessary, to fund the Purchase Price for all validly tendered and not validly withdrawn Convertible Notes. The closing of the Common Stock Offering and the Convertible Notes Offering satisfied the Refinancing Condition to the Tender Offer.”

•	The following paragraph is added as a new third paragraph under “Concurrent Offerings and Tender Offer”:

“On March 16, 2010, the Company closed the Common Stock Offering of 22,371,365 shares of Common Stock at a public offering price of $4.47 per share. On March 16, 2010, the Company also closed the Convertible Notes Offering of $115.0 million aggregate principal amount of New Convertible Notes, which included the underwriters’ full exercise of their over-allotment option to purchase $15.0 million aggregate principal amount of New Convertible Notes.”

•	The second paragraph under “Procedures for Tendering Convertible Notes—Tender of Convertible Notes Held Through a Custodian” is deleted in its entirety.

•	The third paragraph under “Procedures for Tendering Convertible Notes—Tender of Convertible Notes Held Through DTC” is deleted in its entirety.

•

In the second paragraph under “Procedures for Tendering Convertible Notes—Determination of Validity,” the words “or by executing and delivering a Notice of Voluntary Offering Instructions form” are deleted in their entirety.

•	The eighth paragraph under “Withdrawal of Tenders” is deleted in its entirety.

The Letter of Transmittal is hereby amended and supplemented as follows:

•	The additional CUSIP No. 45928HAE6 is added to the cover.

•	The fourth and fifth paragraphs under the box on the cover are deleted in their entirety and replaced with the following:

“We currently expect to fix the purchase price (the “Purchase Price”) for each $1,000 principal amount of Convertible Notes validly tendered and not validly withdrawn at or prior to the Expiration Time after 5:00 p.m., New York City time, on April 1, 2010, on the basis of the pricing formula set forth herein, and we currently expect to announce such Purchase Price by 9:00 a.m., New York City time, on April 2, 2010. The Purchase Price will be calculated as the sum of 98.288 times the Weighted Average Price, plus $745.10, subject to a minimum Purchase Price of $1,064.54 and a maximum Purchase Price of $1,359.40 per $1,000 principal amount of Convertible Notes. In addition to the Purchase Price, Holders that validly tender and do not validly withdraw their Convertible Notes at or prior to the Expiration Time will also be paid accrued and unpaid interest to, but not including, the payment date on such Convertible Notes that are accepted for purchase by us. No tenders of Convertible Notes will be valid if submitted after the Expiration Time.”

•	The twelfth and thirteenth paragraphs under the box on the cover are deleted in their entirety.

•	The fifth paragraph under “NOTE: PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY” is deleted in its entirety and replaced with the following:

“A Holder that tenders Convertible Notes understands that the Purchase Price for each $1,000 principal amount of Convertible Notes validly tendered and not validly withdrawn will be calculated after 5:00 p.m., New York City time, on April 1, 2010 (the “Pricing Date”), unless extended by us, in which event the Pricing Date will be at least two business days prior to the Expiration Time. The Purchase Price will be calculated as the sum of 98.288 times the Weighted Average Price, plus $745.10, subject to a minimum Purchase Price of $1,064.54 and a maximum Purchase Price of $1,359.40 per $1,000 principal amount of Convertible Notes.”

•	In the sixth paragraph under “NOTE: PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY,” the words “on the NYSE” are deleted from the definition of “Weighted Average Price.”

•	The third and sixth paragraphs under “INSTRUCTIONS—Book-Entry Confirmations; Withdrawal of Tenders” are deleted in their entirety.

•

In the fourth paragraph under “INSTRUCTIONS—Book-Entry Confirmations; Withdrawal of Tenders,” the words “or by executing and delivering a Notice of Voluntary Offering Instructions form” are deleted in their entirety.

This Supplement No. 1, dated March 18, 2010, to the Offer Documents forms a part of, and should be read in conjunction with, the Offer Documents. Holders are strongly advised to read the tender offer documents filed by the Company with the Securities and Exchange Commission (the “SEC”), because they contain important information. These documents are available at no charge at the SEC’s website at http://www.sec.gov.

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